EXHIBIT 23.2

[BDO SEIDMAN, LLP LETTERHEAD]

                             Consent of Independent Certified Public Accountants

TSI Soccer Corporation
Durham, North Carolina

We hereby consent to the incorporation by reference in the following registration statements of dELiA*s Inc.:

         (a) Form S-3 (Registration No. 333-43665),

         (b) Form S-8 (Registration No. 333-42135),

         (c) Form S-8 (Registration No. 333-22449) and

         (d) Form S-3 (Registration No. 333-61289)

of our report dated March 18, 1998, relating to the financial statements of TSI Soccer Corporation, appearing in the annual report on Form 10-K of dELiA*s Inc. for the fiscal year ended January 31, 1999.

BDO Seidman, LLP

April 15, 1999